Exhibit 10.4

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY GLOBAL GEOPHYSICAL SERVICES, INC. FOR CERTAIN PORTIONS OF THIS DOCUMENT.  CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  OMITTED PORTIONS ARE INDICATED IN THIS AGREEMENT WITH “*****”.

AMENDED AND RESTATED COOPERATION AGREEMENT

This Amended and Restated Cooperation Agreement (the “Agreement”), dated and effective as of the lst day of May 2007, is entered into by and between Sercel Inc., with its principal place of business at Houston, Texas, U.S.A. (hereinafter referred to as “Sercel”), and Global Geophysical Services, Inc. (“GGS”) with its principal place of business located in Houston, Texas, U.S.A, in order to amend that certain Cooperation Agreement between GGS and Sercel dated 5th day of February, 2005 (the “Original Agreement”).

Whereas, GGS is a geophysical seismic contractor carrying out seismic data acquisition services throughout the world, and;

Whereas, Sercel Inc. forms part of the Sercel Group which develops and markets seismic equipment throughout the world, and;

Whereas, GGS in the last 24 months has purchased over ****** channels of Sercel’s 408 and 428 land and transition zone seismic equipment from Sercel and GGS forecasts the purchase of another ****** such channels over the 24 months following the date of this Agreement, for a total actual and anticipated purchase of ****** such channels over the total 48-month period; and

Whereas, Sercel recognizes the distinction that GGS is an industry leader in geophysical applications using Sercel land and transition zone technology and would like to define the relationship with GGS as a “most favored customer”;

NOW, THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH IS HEREBY ACKOLWLEDGED BY EACH OF THE PARTIES, GGS AND SERCEL HEREBY AGREE that the Original Agreement shall be amended by restatement in its entirety to read as follows:

ARTICLE 1.        DEFINITIONS AND INTERPRETATION

In this Agreement, the following terms have the meanings set forth below, which shall be equally applicable to both the singular and the plural form:

1.1.          “Affiliate” shall mean with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with the first person. For the purposes of this Agreement, “control,” when used with respect to any Person, means the possession, directly or indirectly, of the power to (a) vote 50% or more of the securities having ordinary voting power for the election of directors (or comparable positions) of such person or any one or more business entities which are: (a) owned or controlled by, (b) owning or controlling, or (c) owned or controlled by the business entity owning directly or indirectly, at least fifty percent (50%) of the voting stock ordinarily entitled to vote in the election of directors.

In the case of SERCEL, “Affiliate” shall be further limited to business entities, which are engaged in the manufacturing of seismic equipment.

1.2.          “Agreement” shall mean the present agreement (including the Schedules) as amended in writing from time to time.

1.3.          “CGG” shall mean Compagnie Generale de Geophysique - Veritas,  and any and all successors) to

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY GLOBAL GEOPHYSICAL SERVICES, INC. FOR CERTAIN PORTIONS OF THIS DOCUMENT.  CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  OMITTED PORTIONS ARE INDICATED IN THIS AGREEMENT WITH “*****”.

(a) all or substantially all its assets or (b) all or substantially all of the assets of its current seismic equipment manufacturing business.

1.4.          ‘‘Confidential Information” shall mean any and all non-public technical, business and/or proprietary information disclosed by one Party to the other Party, directly or indirectly, in wilting with respect to a Party’s business strategies and practices, methodologies, trade secrets, know-how, pricing, technology, software, products, product plans, services, and other information the confidential or proprietary nature of that is reasonably apparent under the circumstances. The existence and terms of this Agreement shall be deemed Confidential Information, unless otherwise agreed.

1.5.          “Effective Date” shall mean February 5, 2005.

1.6.          “GGS” shall mean Global Geophysical Services, Inc. and its Affiliates engaged in the supply of seismic data acquisition services throughout the world.

1.7.          “Parties” shall mean GGS and Sercel; “Party” shall mean one of them.

1.8.          “Products” shall mean any land or transition zone seismic equipment and/or software.

1.9.          “Sercel” shall mean Sercel Inc. and its Affiliates engaged in the manufacture and marketing of seismic equipment.

1.10.        “Year” shall mean one of the four 365-day periods commencing on the Effective Date or the first three anniversaries thereof.

ARTICLE 2.        PURPOSE OF THE AGREEMENT

The purpose of this Agreement is to define the terms and conditions under which GGS and Sercel shall cooperate in the field of High Density land seismic acquisition and transition zone operations.

ARTICLE 3.        VOLUME PURCHASE AGREEMENT OF LAND AND TRANSITION ZONE EQUIPMENT

3.1.          408UL and Sercel 428 Land Acquisition System Discount Rates

Sercel will provide GGS a discount of ******** percent (***%) from the 408UL Ground Equipment list price, which includes links of FDU’s, LAUL and LAUX. Sercel will provide GGS a discount of ********** percent (***%) on 428XL line equipment, which includes links of FDU’s and LAUL. Sercel will provide GGS a discount of ******** percent (***%) on 428XL LAUX.

Sercel will provide GGS a discount of ***% on software licenses for the 408 UL front end. *** discount applies to 428 front ends. Additionally, Sercel agrees to limit the software charges to GGS to a maximum of ** licenses per 408UL CMXL. There will be no software limit on the 428XL software.

3.1.1        Sercel will offer GGS most favored customer pricing for the DSU3 428XL Links. The current discount offered on DSU3 428XL links is ***% from the list price.

3.2.          408 ULS System Discount Rates

Sercel shall extend to GGS the following discount table:

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY GLOBAL GEOPHYSICAL SERVICES, INC. FOR CERTAIN PORTIONS OF THIS DOCUMENT.  CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  OMITTED PORTIONS ARE INDICATED IN THIS AGREEMENT WITH “*****”.

DISCOUNT From List Price
VOLUME	408ULS FDU2S		408ULS LAULS/LAUXS
1-3,000 Modules	***	%	***	%

Discount to include FDU2S, LAULS and LAUXS modules.

Sercel will provide GGS a discount of ***% on software licenses for the 408 ULS front end. Additionally, Sercel agrees to limit the software charges to GGS to a maximum of ** licenses per CMXL.

3.3.          Sercel 408 UL and 408 ULS Board Discount Rates

Global Geophysical may request to purchase the certain electronic board assembles for the 408UL and 408ULS from Sercel. Sercel agrees to negotiate with Global Geophysical at the time of purchase as a “most favored customer”. ***************************************************************************.  Global Geophysical shall make every effort to work with Sercel on required manufactured parts and services when designing or developing new technology based on the Sercel electronics system.

Sercel agrees to sell the board sets to GGS, but the products built with the Sercel technology is for the specific use by GGS on GGS crews. The systems are not for lease, rent or sale by GGS to any other contractor. This restriction does not apply to new board sets that are installed in Sercel ground equipment for general maintenance of units already purchased by GGS.

3.4.          VE432 Vibrator Electronics Discount Rates

VIBRATOR ELECTRONICS	DISCOUNT From List Price
*** Units	***	%
*** Units	***	%
*** Units	***	%

Global Geophysical may purchase their initial VE432 products at a discount of ***% from list price. Continued purchases will be procured as outlined in the Volume Purchase Discount Table. Discounts apply to DSD and DPG modules.

Sercel has developed a new vibrator control electronics system, the VE464, which Sercel will commercialize in 2008. Sercel will negotiate with GGS in “good faith” a most favored customer discount.

3.5.          LRU and LAUR Discount Rates

VOLUME	DISCOUNT From List Price
*** Units	***	%
*** Units	***	%
*** Units	***	%

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY GLOBAL GEOPHYSICAL SERVICES, INC. FOR CERTAIN PORTIONS OF THIS DOCUMENT.  CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  OMITTED PORTIONS ARE INDICATED IN THIS AGREEMENT WITH “*****”.

3.6.          SGD-S Blaster Electronics Discount Rates

VOLUME	DISCOUNT From List Price
*** Units	***	%
*** Units	***	%
*** Units	***	%

3.7.          The NOMAD 65 Vibrator Discount Rates

VIBRATOR	DISCOUNT From List Price
*** Units	***	%
*** Units	***	%
*** Units	***	%

The discount for NOMAD 65 are not cumulative, but are based on a “per order” basis. Sercel has agreed to ship free of charge, the first *** Vibrators from St. Gaudens, France to Houston, Texas. It is the responsibility of GGS to pay the freight from the Port of Houston to the Vibrators final destination. The discount shall apply to the NOMAD 65 with tires. Sercel agrees to negotiate with GGS as “most favored customer” when purchasing NOMAD 65 Track Vibrator and the NOMAD 90 Vibrator.

3.8.          SeaRay 100 & 300

The SeaRay 100 & 300 is Sercel’s latest Ocean Bottom Cable System. The system incorporates Sercel’s DSU3 428XL technology. Sercel would offer GGS most favored customer pricing on the SeaRay products.

3.9.          New Recording Systems

If Sercel develops a new land or transition zone system, Sercel agrees to negotiate with GGS in “good faith” a most favored customer discount with a guarantee that GGS shall receive the best price in the industry. Sercel further agrees that such system’s channels will apply to the current Volume Purchase Agreement,

Sercel has commercialized its new radio technology, through the acquisition of Vibtech. Sercel will offer GGS a preferred customer status for the Unite System, which will provide GGS the lowest pricing in consideration of volume and commercial terms.

3.10.        Minimum Purchase Commitments and Penalties

As part of this Agreement and in consideration for the discounts provided by Sercel, GGS will commit to purchasing a minimum volume of equipment over the next four Years:

Year	Volume
Year 1 Minimum Commitment	******
Year 2 Minimum Commitment	******

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY GLOBAL GEOPHYSICAL SERVICES, INC. FOR CERTAIN PORTIONS OF THIS DOCUMENT.  CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  OMITTED PORTIONS ARE INDICATED IN THIS AGREEMENT WITH “*****”.

Year 3 Minimum Commitment	******
Year 4 Minimum Commitment	******
4 Year Total Commitment	******

The date of each purchase is considered to be the date when a purchase order is submitted by GGS to Sercel.

Volume is measured in units. Each 408 UL or 428 FDU-1 will be considered to be ******. Each 408 ULS FDU-2 will be accounted for as ***********************. FDU-1 boards will be accounted for as ***** and FDU-2 boards will be accounted for as *****. Channels for any new recording system will count for a minimum of *********; however the actual weighting will be negotiated based upon the relative price compared to 408 UL gear.

Purchases in excess of the minimum obligation in any particular Year may be carried forward to subsequent Years. As long as the total purchases over any combined period is greater than the cumulative minimum commitment levels, GGS will be deemed to have met its volume purchase obligations.

In the event that GGS fails to meet its minimum commitment obligations, Sercel will have the right to charge GGS penalties based on the relative shortfall. For any given Year in which GGS fails to meet the minimum commitment level (and does not have any carry forward) Sercel may invoice GGS for a shortfall fee of $*** for each unit below the minimum level. Additionally, if GGS fails to meet its commitment level for the entire four-Year period of the agreement, Sercel may invoice GGS another shortfall fee of an additional $*** for each unit below the cumulative required level of ****** units.

ARTICLE 4.        TERMS AND CONDITIONS OF SALE

4.1.          Payment Terms

All amounts due by GGS to Sercel shall be paid within thirty days from the receipt of the relevant invoice. For any purchase and sale of products, the total amount of the purchase price shall be invoiced upon delivery of the products in Sercel premises exworks (Incoterms 2000).

All amounts shall be invoiced and payable in United States Dollars (US$).

Financing Terms

Sercel has provided GGS finance terms as structured as an operating lease. Only at Sercel’s discretion will operating lease terms be provided to Global Geophysical.

On all credit facilities from Sercel GGS provides security of asset and a full corporate guarantee of payment.

4.2.          Export Authority

GGS shall be solely responsible for obtaining the necessary import licenses and any other official authorizations. Products delivered under export license or indicated as being subject to an export license may not be exported without the authorization of the countries to which the Products were initially delivered. Use or export of the Products in or to certain countries may be restricted or prohibited by national or international rules. GGS has to inform itself about such restrictions and prohibitions and shall be responsible in case of breach of such rules.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY GLOBAL GEOPHYSICAL SERVICES, INC. FOR CERTAIN PORTIONS OF THIS DOCUMENT.  CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  OMITTED PORTIONS ARE INDICATED IN THIS AGREEMENT WITH “*****”.

4.3.          Purchase Orders

GGS shall issue an order each time it wants Sercel to deliver products. Sercel has the right to reconfirm the delivery time upon receipt of the purchase order. The order cannot be canceled and/or the delivery dates cannot be modified without Sercel’s prior written approval.

4.4.          Delivery place

Sercel will deliver product to GGS from any or all of the Sercel facilities. All deliveries are FOB a Sercel facility unless negotiated with Sercel in advance.

4.5           Prices

Sercel’s price list is appended to this document. Sercel reserves the right to increase prices on an annual basis. The prices shall not increase more than ***% per Year or the amount of Producer Price Index (as determined by the US government) whichever is smaller. Sercel shall inform GGS in writing of all prices changes with a minimum of 90 days notice.

ARTICLE 5.        MOST FAVORED CUSTOMER/SUPPLIER STATUS

5.1.          Most favored customer status

In consideration of the above understandings and of compliance by GGS of its obligation under article 3.1, Sercel shall grant GGS the status of the “most favored customer” for the 408UL range (including ULS) and 428 range of land conventional equipment, transition zone acquisition equipment, vibrators, vibrator controls, geophones, hydrophones, and all other related 408 and 428 land conventional equipment including the DSU3 products and will provide GGS with the best competitive offer taking into account, the current and domestic prevailing market conditions, the quantities, the delivery times and the support services required, the fact that the relevant equipment is purchased or rented and in this latter case the duration of the lease. This offer will include the best available pricing that is not less favorable than that made available by Sercel to any of its customers within 12 months prior to or after the date of purchase or rent by GGS, with due regard to volume purchased or rented and other terms such as but not limited to terms and conditions of payment.

5.2.          Most favored supplier status

In consideration of Sercel’s commitments under this Agreement, GGS shall grant Sercel the status of the “most preferred supplier” for the supply of any conventional land acquisition or transition zone equipment. Items not limited to conventional land acquisition systems, transition zone acquisition systems, geophone sensors, hydrophone sensors, vibrators and vibrator control systems and GGS shall not purchase, directly or indirectly, such equipment from any third party without having first requested, with a reasonable prior notice, Sercel to issue a proposal. Such notice will specify the equipment required, the quantity needed, the delivery period and the country of delivery.

Should GGS demonstrate that Sercel proposal is not competitive in terms of price, quality, support services and delivery dates, GGS may purchase the relevant equipment from the third party provided however that the terms of sale or the lease (equipment items, quantity, delivery period and country of delivery) correspond to the request for proposal sent to Sercel.

ARTICLE 6.        RELATED SERVICES

6.1.          Support Services

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY GLOBAL GEOPHYSICAL SERVICES, INC. FOR CERTAIN PORTIONS OF THIS DOCUMENT.  CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  OMITTED PORTIONS ARE INDICATED IN THIS AGREEMENT WITH “*****”.

In consideration of, and subject to, GGS appointing Sercel as the preferred supplier for the other 408 and 428 land range of products, Sercel hereby agrees to offer to GGS the following terms and conditions for support services.

Sercel will provide, free of charge, 2 training reservations in the regularly scheduled 408 or 428 courses for each system front-end that GGS purchases from Sercel. Thereafter, additional training will be charged at the then published rate. Sercel will provide, free of charge, one technician for 6 days, or equivalent, for on-site crew support for each system front-end that GGS purchases from Sercel as of the Effective Date of the Agreement. Beyond these cumulative days, Sercel may provide additional assistance at the rate of US$1,000 per day. In all cases, GGS will bear travel and lodging expenses of Sercel technicians.

ARTICLE 7.        STEERING COMMITTEE

7.1.          Steering Committee organization

Within thirty (30) days from the execution date of this Agreement, the Parties will set up a Steering Committee in order to provide for efficient co-operation and to manage the relationship of the Parties during the term of this Agreement.

The Steering Committee shall consist of a minimum of four (4) designated representatives, of which two will be appointed by GGS and two by Sercel. Depending upon the matters reviewed by the Steering Committee any additional person(s) may be invited.

Either Party shall have the right to unilaterally remove or replace any of its representatives, which removal or replacement shall be notified in writing to the other Party.

The Committee shall meet at least twice per calendar year and any such time as a meeting is requested by one of the Parties, at dates to be agreed. Meetings shall be held in any place as agreed by the Parties or by video conference.

In addition to the periodic meetings of the Steering Committee, the CEOs and COOs of both companies shall meet, at least annually, to hold conceptual discussions on the future technology directions and market conditions.

7.2.          Matters to be reviewed by the Steering Committee

In addition to any matter that needs to be reviewed by the Steering Committee to ensure an efficient cooperation, the following points shall be reviewed at least at the beginning of the cooperation:

(i)            Technological requirement for future products to address the seismic acquisition market;

(ii)           Any support or commercial issues related to the acquisition market as needed;

(iii)          Any possible papers and joint presentations to accelerate the acceptance in the market for GGS’s Services or Sercel’s products.

7.3.          Settlement of dispute within the Committee

Should the members of the Committee fail to reach an agreement on any matter related to the Agreement or on any matter raised by one Party to the attention of the other or, more generally, when a disagreement occurs between the members on any aspect which might have an impact, either technical, financial or other on the fruitful development of the cooperation, the dispute shall be referred to the Chief-Executives of the Parties and the Chief-Executives shall then meet each

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY GLOBAL GEOPHYSICAL SERVICES, INC. FOR CERTAIN PORTIONS OF THIS DOCUMENT.  CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  OMITTED PORTIONS ARE INDICATED IN THIS AGREEMENT WITH “*****”.

other within the best limits in order to resolve the matter in dispute.

At coming into force of the Agreement, the respective Chief Executives of the Parties shall be:

Mr. Richard DEGNER for GGS

Mr. Pascal ROUILLER for SERCEL

ARTICLE 8.        PATENTS - TRADE SECRET- INTELLECTUAL PROPERTY RIGHTS

8.1           All right to the patents, trade secrets, intellectual property rights or any other technical information (i) owned by GGS prior to this Agreement or (ii) developed or acquired by GGS during the course of this Agreement and that relates to seismic data acquisition services, products, equipment or software or (iii) developed or acquired by GGS outside this Agreement will remain the sole and exclusive ownership of GGS.

8.2           All right to the patents, trade secrets, intellectual property rights or any other technical information (i) owned by Sercel prior to this Agreement or (ii) developed or acquired by Sercel during the course of this Agreement and that relates to seismic data acquisition product, equipment or software or (iii) developed or acquired by Sercel outside this Agreement will remain the sole and exclusive ownership of Sercel.

8.3           If in the course of the Agreement, it appears that the Parties have jointly developed or acquired patents, trade secrets, intellectual property rights or any other technical information that relate to both data seismic acquisition services and products and software, the relevant information or right shall be jointly owned by the Parties. The commercial exploitation of such information and rights shall follow the rules elsewhere developed in this Agreement, and Sercel shall have the right to market and commercialize such information or right subject to the exclusivity and preferred status provided for in this Agreement.

8.4           Except as otherwise expressly provided for in this Agreement, nothing in this Agreement shall be construed as granting to one Party any rights or license on the patents, trade secrets, intellectual property rights or any other technical information of the other Party.

ARTICLE 9.        CONFIDENTIALITY

The receiving Party shall treat as confidential all Confidential Information of the disclosing Party, shall not use such Confidential Information except to exercise its rights and perform its obligations under this Agreement herein, and shall not disclose such Confidential Information to any third party except to its Affiliates. Without limiting the foregoing, the receiving Party shall use at least the same degree of care it uses to prevent the disclosure of its own confidential information of like importance, which care shall be no less than reasonable care, to prevent the disclosure of Confidential Information of another party. The receiving Party shall promptly notify the disclosing Party of any actual or suspected misuse or unauthorized disclosure of the disclosing Party’s Confidential Information. The restrictions set forth in this Article shall not apply to information that is:

(i)            Made publicly available through no fault of the receiving Party;

(ii)           Already in the receiving Party’s possession and not subject to a confidentiality obligation to the disclosing Party;

(iii)          Obtained by the receiving Party from a third party without restrictions on disclosure;

(iv)          Independently developed by the receiving Party without reference to or use of the disclosing Party’s Confidential Information;

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY GLOBAL GEOPHYSICAL SERVICES, INC. FOR CERTAIN PORTIONS OF THIS DOCUMENT.  CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  OMITTED PORTIONS ARE INDICATED IN THIS AGREEMENT WITH “*****”.

(v)           Required to be disclosed by order of a court of competent jurisdiction or other governmental authority; provided, that the receiving Party shall give written notice to the disclosing Party prior to such disclosure to enable the disclosing Party to seek a protective order or otherwise prevent or restrict such disclosure; or

(vi)          Required to be disclosed or included in any document filed or furnished under the laws, regulations, or stock exchange rules applicable to a Party; provided, that such Party requests confidential treatment of this Agreement if it must be included as an exhibit to such a document and further provided that such disclosure may not substantially exceed the scope or detail of the disclosure concerning the Original Agreement in GGS’s Registration Statement on Form S-l (#333-136483) unless broader or more detailed disclosure is required under subsequent or other applicable laws, regulations, or rules.

Neither Party shall disclose the existence of this Agreement and the purpose thereof without the prior written consent of the other Party. GGS may issue a press release announcing the relationship between the Parties, provided however that Sercel would have approved in advance the text of the relevant press release.

Furthermore the Parties acknowledge that due the fact that Sercel’s parent company is listed on Stock Exchange including hut not limited to the US stock exchanges and that its legal counsel may consider that this Agreement has to be filed to the Securities Exchange Commission, or to other securities exchange commission governing French stock exchanges, as exhibit to their respective periodic or annual reports. Should that be the case, the Parties will then discuss the opportunity to request confidential treatment for certain parts of the Agreement.

In the event of any actual or threatened breach of the provisions of this Article, the Parties agree that the non-breaching Party will have no adequate remedy at law and shall be entitled to injunctive relief in addition to any other remedies that non-breaching Party may have at law or equity.

ARTICLE 10.      CHANGE OF CONTROL

10.1.        Change of control definition

“Change of Control” shall mean, with respect to GGS, that any one of the following events has occurred after the date of this Agreement: (a) any third party, acting solely or in conjunction with others, has become the beneficial owner, directly or indirectly, of 50% or more of the voting power of its then-outstanding voting securities; or (b) the approval by the stockholders of GGS of the merger or consolidation of GGS with, or the sale of all or substantially all of the assets of GGS, to, any other third party, acting solely or in conjunction with others.

“Change of Control” shall mean, with respect to Sercel, that any one of the following events has occurred after the date of this Agreement: (a) any third party, acting solely or in conjunction with others, has become the beneficial owner, directly or indirectly, of 50% or more of the voting power of the then-outstanding voting securities of CGG or Sercel; or (b) the approval by the stockholders of CGG or Sercel of the merger or consolidation of CGG or Sercel with, or the sale of all or substantially all of the assets of Sercel, to, any other third party, acting solely or in conjunction with others, unless this third party is not a direct competitor of GGS (other than CGG itself). For the avoidance of doubt, it is further specified that the listing of Sercel’s shares immediately following a “spin-off or similar transaction, without more, shall be deemed not to be a Change of Control.

10.2.        Effect of the change of control

Upon the occurrence of a change of control, the Party not suffering the change of control shall have the right to terminate this Agreement upon a thirty (30) days prior notice.

Notwithstanding such termination, firm commitments existing as of the termination date with

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY GLOBAL GEOPHYSICAL SERVICES, INC. FOR CERTAIN PORTIONS OF THIS DOCUMENT.  CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  OMITTED PORTIONS ARE INDICATED IN THIS AGREEMENT WITH “*****”.

respect to the sale and/or rental products shall be performed by both Parties in accordance with the terms of the relevant order.

10.3.        Additional right granted to GG S

(a)           The Parties acknowledge that although as of the effective date Sercel’s parent company, i.e. CGG, is a supplier of seismic data acquisition services, Sercel is allowed to sell its products to any competitor of its parent company without any specific restriction. Considering GGS’ wish to be protected against the situation (i) where one of its competitors, other than CGG, would acquire Sercel’s control; and (ii) such competitor would decide to keep Sercel technology and products for its own benefit and use and would decide that Sercel is not entitled anymore to generally offer its technology and products to the seismic services market; Sercel has agreed to give GGS access to its products, notwithstanding the termination of the Agreement under the following conditions.

The foregoing provisions shall be strictly limited to cover the situation described in clause 10.3. (a) to the express exclusion of any other circumstances, such as but not limited to: Sercel’s decision to stop manufacturing any products, to use other technology than the ones previously used, events that cause delays in the manufacturing or delivery of products, Sercel’s breach of the Agreement, Sercel’s decision to stop delivering products to GGS as a result of a breach by GGS of any of its obligation under this Agreement and/or Sercel’s decision to terminate this Agreement in accordance with the terms of the Agreement, whatever reason.

(b)           In accordance and subject to the conditions mentioned in clause 10.3. (a), GGS may place orders requesting delivery of any Product covered by this Agreement under the same conditions as provided for in this Agreement during the twelve (12) month period following the occurrence of the conditions set forth in Article 10.3. (a) and the relevant termination of the Agreement by GGS.

ARTICLE 11.      TERM AND TERMINATION

11.1.        Term

This Agreement shall become effective on the Effective Date set forth above and shall continue in effect for a period of four Years. This Agreement may be renewed for additional periods subject to the written consent of both Parties.

11.2.        Termination Rights

In addition to any termination rights elsewhere provided for in this Agreement, either Party may terminate this Agreement in accordance with the following provisions.

(a)           If Sercel shall default in or breach any one or more of its material obligations under this Agreement, GGS may give a written notice calling attention to such default or breach. If Sercel does not remedy such default or breach within 45 days of Sercel’s receipt of such written notice or, in the event such breach is of a type that may not reasonably be cured within 45 days, begin such a cure within 45 days and thereafter expeditiously complete such cure, then GGS may terminate this Agreement or the relevant purchase or rental order by giving written notice to Sercel, such termination to be effective immediately upon receipt of the termination notice by Sercel.

(b)           If GGS shall default in or breach any one or more of its material obligations under this

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY GLOBAL GEOPHYSICAL SERVICES, INC. FOR CERTAIN PORTIONS OF THIS DOCUMENT.  CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  OMITTED PORTIONS ARE INDICATED IN THIS AGREEMENT WITH “*****”.

Agreement, Sercel may give a written notice calling attention to such default or breach. If GGS does not remedy such default or breach within 45 days of GGS’ receipt of such written notice or, in the event such breach is of a type that may not reasonably be cured within 45 days, begin such a cure within 45 days and thereafter expeditiously complete such cure, then Sercel may terminate this Agreement or the relevant purchase or rental order by giving written notice to GGS, such termination to be effective immediately upon receipt of the termination notice by GGS.

(c)           If either Party claims an event of Force Majeure pursuant to Section 12.5. and ceases to perform, then the other Party shall have the option to terminate this Agreement or the relevant order by written notice to the Party claiming an event of Force Majeure if such an event of Force Majeure continues for forty five (45) or more days.

(d)           No termination of a firm purchase or rental order without cause is allowed.

Furthermore, Articles 3.1, 8, 9 12.3, 12.6, 12.7 and this paragraph shall survive the termination of this Agreement for any reason whatsoever.

ARTICLE 12.      MISCELLANEOUS

12.1         Independent Contractor Relationship

Nothing in this Agreement is intended or is to be construed to constitute the Parties hereto as partners or joint ventures, or any Party or its employees as employees or agents of the other Party. Neither Party shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any contract, agreement or undertaking with any third party. The Parties agree that the rights and liabilities of the Parties hereunder are several and not joint or collective, and that this Agreement and operations hereunder shall not constitute a partnership,

12.1         Assignments

This Agreement is not assignable by any Party without the prior written consent of all of the other Parties. Any attempt to assign this Agreement in violation of this Clause shall be null and void.

12.3         Indemnity

12.4         Risk of Loss

Each Party shall bear its own risk of loss in connection with any performance under the Agreement including, but not limited to, injury to its own employees while visiting the facility of the other Party or damage to its own property (except damages to Sercel’s products while rented by GGS).

12.5         Defence and Hold Harmless

Each Party agrees to defend, indemnify and hold the other Party harmless against all liability for losses, damages, and/or injuries (including illness or death) to any person, and damage to or loss of the property of the indemnifying Party (except loss or damage to

Sercel’s Product while rented by GGS) or of any other person arising out of the manufacturing, sales and/or seismic services activities of the indemnifying Party and/or its clients pursuant to this

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY GLOBAL GEOPHYSICAL SERVICES, INC. FOR CERTAIN PORTIONS OF THIS DOCUMENT.  CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  OMITTED PORTIONS ARE INDICATED IN THIS AGREEMENT WITH “*****”.

Agreement, except to the extent that such loss, damage or injury to the person or property of a third person is determined to have been a direct result of the negligence or willful misconduct of the indemnified Party and except as otherwise provided for.

THE PARTIES AGREE THAT NO PARTY SHALL BE LIABLE TO ANY OTHER PARTY FOR ANY INDIRECT, SPECIAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES, WHETHER FOR BREACH OF CONTRACT, BREACH OF WARRANTY, TORT OR OTHERWISE INCLUDING, BUT NOT LIMITED TO, DAMAGES FOR LOST PRODUCTION, LOST REVENUE, LOST PROFITS, LOST BUSINESS OR BUSINESS INTERRUPTIONS, REGARDLESS OF THE SOLE, JOINT, AND/OR CONCURRENT NEGLIGENCE OF EITHER PARTY AND EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND EACH PARTY HEREBY RELEASES THE OTHER IN THIS REGARD.

12.4.        Force Majeure

No Party shall be liable or responsible for any failure or delay in performance due to compliance with government regulations, labor, strikes, acts of civil unrest, Acts of God, war, epidemics or other events that are beyond the control of a Party; provided, that the Party relying on this provision shall notify in writing the other Party of the even giving rise to such delay and estimate the duration of the delay, within five days of its occurrence.

12.5.        Notices

All notices, requests, demands and other communications made in connection with this Agreement shall be in writing and shall be deemed to have been duly given on the date delivered, if delivered personally, by reputable overnight delivery service that requires a signature on delivery or sent by facsimile machine with telephonic confirmation of receipt to the Persons identified below, or three days after mailing in the U.S. Mail if mailed by certified or registered mail, postage prepaid, return receipt requested, addressed as follows:

If to GGS:	Global Geophysical Services, Inc.
3535 Briarpark Drive, Suite 200
Houston, Texas 77042

If to Sercel:	Sercel Inc.
17200 Park Row
Houston, Texas, 77084

Such addresses may be changed, from time to time, by means of a notice given in the manner provided in this clause.

12.6.        Resolution of Disputes

(a)           Negotiation. The Parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement (a “Dispute”) promptly by negotiations between executives who have authority to settle the controversy.   Any Party may give the other disputing Party written notice of any dispute not resolved in the normal course of business (“Notice of Dispute”). Within five days after the effective date of a Notice of Dispute, executives of the disputing Parties shall agree upon a mutually acceptable time and place to meet and shall meet at that time and place, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute. The first of those meetings shall take place within 30 days of delivery of the disputing Party’s Notice of Dispute. If the matter has not been resolved within 60 days of delivery of the Notice of Dispute, or if the Parties fail to agree on a time and place for an initial

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY GLOBAL GEOPHYSICAL SERVICES, INC. FOR CERTAIN PORTIONS OF THIS DOCUMENT.  CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  OMITTED PORTIONS ARE INDICATED IN THIS AGREEMENT WITH “*****”.

meeting within five days of that notice, any Party may initiate arbitration of the controversy or claim as provided hereinafter. If a negotiator intends to be accompanied at a meeting by an attorney, the other negotiators shall be given at least three Business Days’ notice of that intention and may also be accompanied by an attorney. All negotiations pursuant to this clause 12.7. (a) shall be treated as compromise and settlement negotiations for the purposes of applicable rules of evidence and procedure.

(b)           Arbitration. Any Dispute that has not been resolved by non-binding procedures as provided in clause 12.7. within 60 days of delivery of the Notice of Dispute, shall be finally resolved by arbitration conducted expeditiously in accordance with the American Arbitration Association (“AAA”) International Arbitration Rules for commercial disputes, as in effect on the date hereof (the “Rules”); provided, that if one Party has requested the other to participate in a non-binding procedure and the other has failed to participate, the requesting Party may initiate arbitration before the expiration of the period. With respect to an arbitral proceeding, the Parties hereby agree as follows:

Any Dispute shall be referred to and determined by binding arbitration, as the sole and exclusive remedy of the Parties as to the Dispute, conducted in accordance with the Rules, which are hereby incorporated by reference, except that in the event of any conflict between those rules and the arbitration provisions set forth below, the provisions set forth below shall govern and control. The arbitral tribunal (the “Tribunal”) shall use the substantive laws of Texas (USA), excluding conflicts of laws and choice of law principles, in construing and interpreting the terms of this Agreement. The Tribunal shall be composed of three arbitrators, with GGS appointing one arbitrator and Sercel appointing one arbitrator, and the two arbitrators so appointed appointing the third arbitrator who shall act as the presiding arbitrator of the Tribunal (the “Chairman”). All of the arbitrators shall be neutral arbitrators. Further, should the two arbitrators fail to choose a Chairman for any reason, the AAA shall select such Chairman on the basis used to select arbitrators for Tribunals employed by the AAA. The language of the arbitration, the submission of all writings, the decision of the Tribunal, and the reasons supporting such decision shall be in English. The arbitration shall be held in Houston, Texas, and the proceedings shall be conducted and concluded as soon as reasonably practicable, based upon the schedule established by the Tribunal, but in any event the award of the Tribunal shall be rendered within 180 days following the selection of the Chairman of the Tribunal. No award shall be made for punitive, special, exemplary, or consequential damages, including loss of profits or loss of business opportunity. Any monetary award shall be made in U.S. Dollars, free of any tax or other deduction, and shall include interest from the date of any breach or other violation of the Agreement to the date paid in full at a per annum rate of 10%. The award of the Tribunal pursuant hereto shall be final and binding upon the Parties, and judgment upon the award rendered by the Tribunal pursuant hereto may be entered in, and enforced by, any court of competent jurisdiction.   Each Party shall bear the expense of the arbitrator specified to be selected by it, and the fees of the Chairman of the Tribunal and other expenses incurred by the Tribunal shall be borne as determined by the arbitrators. Each Party shall bear its own expenses, including expenses of its counsel. Any attorney-client privilege and other protection against disclosure of privileged or confidential information, including without limitation, any protection afforded the work-product of any attorney, that could otherwise be claimed by any Party shall be available to, and may be claimed by, any such Party in any arbitration proceeding. No Party waives any attorney-client privilege or any other protection against disclosure of privileged or confidential information by reason of anything contained in, or done pursuant to, the arbitration provisions hereof. It is the desire of the Parties that any Dispute be resolved quickly and at the lowest possible cost, and the Tribunal shall act in a manner consistent with these intentions, including limiting discovery to only that necessary to enable the Tribunal to render a fair decision that reflects the Parties’ intent set forth in this Agreement.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY GLOBAL GEOPHYSICAL SERVICES, INC. FOR CERTAIN PORTIONS OF THIS DOCUMENT.  CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.  OMITTED PORTIONS ARE INDICATED IN THIS AGREEMENT WITH “*****”.

12.7.        Governing Law

This Agreement shall be governed by and be construed in accordance with the laws of the State of Texas, USA without regard to any principles of conflicts of law that, if applied, might require or permit the application of the laws of a different jurisdiction.

12.8.        Amendment

This Agreement may be amended, modified and supplemented only by written agreement of the Parties hereto.

12.9.        Counterparts

This Agreement may he executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.10.      Headings

The headings used in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of any provision of this Agreement.

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the date first above written.

GLOBAL GEOPHYSICAL SERVICES, INC.	SERCEL, INC.

By:	By:

Name:	Name:

Title:	Title: